Registration No. 33-60199


                PRICING SUPPLEMENT NO. C-1 DATED October 5, 1995


                      (To Prospectus Dated July 14, 1995)


                               BOSTON GAS COMPANY
                          MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                Due from 9 Months to 30 Years from Date of Issue

                  Interest payable each April 1 and October 1

                                and at Maturity



Principal Amount:  $20,000,000.00        Issue Price (As a Percentage of
                                            Principal Amount):        100%

Original Issue Date:  October 6, 1995    Interest Rate:              7.25%

Trade Date:      October 3, 1995         Net Proceeds to Company:$19,850,000.00

Maturity Date:   October 1, 2025         Agent's Commission:     $   150,000.00




     X The Notes cannot be redeemed prior to maturity.

             The Notes may be redeemed, at the option of the Company, prior to maturity.


                       Initial Redemption Date:  __________________________
                       Initial Redemption Price: __________________________%
                       Annual Redemption Price Reduction: _________________%
                              until Redemption Price is 100% of the
                              principal amount

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                                                Registration No. 33-60199


                PRICING SUPPLEMENT NO. C-2 DATED October 5, 1995


                      (To Prospectus Dated July 14, 1995)


                               BOSTON GAS COMPANY
                          MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                Due from 9 Months to 30 Years from Date of Issue

                  Interest payable each April 1 and October 1

                                and at Maturity



Principal Amount:  $5,000,000.00         Issue Price (As a Percentage of
                                          Principal Amount):           100%

Original Issue Date:  October 6, 1995    Interest Rate:                7.25%

Trade Date:      October 3, 1995         Net Proceeds to Company: $4,962,500.00

Maturity Date:   October 1, 2025         Agent's Commission:      $   37,500.00




     X The Notes cannot be redeemed prior to maturity.

             The Notes may be redeemed, at the option of the Company, prior to maturity.


                       Initial Redemption Date:  __________________________
                       Initial Redemption Price: __________________________%
                       Annual Redemption Price Reduction: _________________%
                              until Redemption Price is 100% of the
                              principal amount